Electronic Articles of Incorporation For

P13000098486
FILED
December 10, 2013
Sec. Of State
cgolden

HD VIEW 360 INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

HD VIEW 360 INC

Article II

The principal place of business address:

2602 NW 72ND AVE
MIAMI, FL. US 33122

The mailing address of the corporation is:

520 BRICKELL KEY DIVE
A1505
MIAMI, FL. US 33131

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1000000

Article V

The name and Florida street address of the registered agent is:

EMPIRE LIMITED PARTNERSHIP 2
520 BRICKELL KEY DRIVE
A1505
MIAMI, FL. 33131

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: DENNIS MANCINO

P13000098486
FILED
December 10, 2013
Sec. Of State
cgolden

Article VI

The name and address of the incorporator is:

DENNIS MANCINO
520 BRICKELL KEY DRIVE
A1505
MIAMI, FLORIDA 33131

Electronic Signature of Incorporator: DENNIS MANCINO

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: CEO
DENNIS MANCINO
520 BRICKELL KEY DRIVE A1505
MIAMI, FL. 33131 US

Title: COO
PASQUALE DELLOMO
1401 BAY ROAD APT 508
MIAMI BEACH, FL. 33139

Title: CTO
LEE STEINBERG
14060 BISCAYNE BLVD APT 909
NORTH MIAMI BEACH, FL. 33181 US

Article VIII

The effective date for this corporation shall be:

01/01/2014